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                                                                   EXHIBIT 10.35

                         COLLATERAL SECURITY AGREEMENT

This Agreement effective the 1st day of November 1997 by and between Teknion, Inc. ("Teknion") a New Jersey corporation with offices at 901 Lincoln Drive West, Marlton, New Jersey 08053, and Business Resource Group ("BRG"), a California corporation with offices at 2150 North 1st Street, Suite 101, San Jose, California 95131, (collectively, the "Parties").

                                  WITNESSETH:
                                  -----------

WHEREAS, by the execution of this Agreement, the Parties intend to provide security from BRG to Teknion in consideration of the acceptance by Teknion of purchase orders for Teknion products from BRG;

NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual covenants contained herein, the Parties agree as follows:

     1. This Agreement shall commence as of the date above written and shall expire on October 31, 1998 unless terminated prior to that date by Teknion, within its sole discretion, upon written notice to BRG pursuant to Section 10. Provided, that notwithstanding such termination, this Agreement shall continue to apply to BRG purchase orders that have not shipped as of such termination, and to Teknion invoices to BRG that remain unpaid, until all such purchase orders have been shipped, and all Teknion invoices to BRG have been paid in full at which point BRG shall have no further obligation to Teknion under this Agreement.

     2. In consideration of the account terms that Teknion may from time to time extend to BRG, BRG hereby irrevocably agrees to each of the following conditions as a precondition to Teknion's acceptance of a BRG purchase order for Teknion product. Provided, however, that this Agreement shall not be construed to require Teknion to accept any BRG purchase orders or to affect any aspect of the purchase and sale transaction between Teknion and BRG except as expressly provided herein and, except as set forth in this Agreement, all purchases and sales of Teknion's products shall be governed by Teknion's standard terms and conditions of sale.

          (A)  Within 10 business days following the execution of this
               Agreement by the Parties, BRG shall procure and maintain in favor of Teknion, as security for BRG's payment to Teknion of the purchase price and all other obligations due from BRG to Teknion associated with the purchase of Teknion products, an irrevocable stand-by letter of credit ("Letter of Credit") in the form of Exhibit "A" annexed hereto and made a part hereof in the amount of $3,000,000 with an expiration date not less than 12 months from the effective date of this Agreement. Provided, further, that BRG shall take whatever steps may be necessary during the initial term or any renewed term of this Agreement to issue to Teknion, at least ten (10) business days prior to the expiration of the initial or any renewal term of this Agreement a new
               Letter of Credit in an amount not less than $3,000,000 in favor of Teknion with an expiration date not less than 12 months from the expiration of the initial or any renewed term of this Agreement.
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     (B)  BRG hereby covenants and agrees to pay all invoices rendered by
          Teknion on account of BRG purchases of Teknion product within 30 calendar days following the receipt by BRG of such invoice.

3. Notwithstanding the fulfillment of the preconditions set forth in Section 2 above by BRG, Teknion shall be entitled, within its sole and absolute discretion, to deem itself insecure with respect to BRG's ability to perform pursuant to the terms and conditions of this Agreement in the event: (1) that BRG fails to pay any one or more of Teknion's invoices governed hereby within thirty (30) calendar days following the receipt of such invoices by BRG but only if the amount of any invoice exceeds $10,000 individually or cumulatively, $100,000; and/or (ii) in the event the Letter of Credit fails to remain in existence and available for draws by Teknion as described in Section 2(A) above in a form and issued by an issuer continuously satisfactory to Teknion, in Teknion's sole and absolute discretion.

     In the event that Teknion shall deem itself insecure and notify BRG of such decision in writing, Teknion shall have the rights recited in Section (A) of this Section 3 together with all rights and remedies available to Teknion under applicable law. In addition to Teknion's rights and remedies available under applicable law and under Section 3(A) below, BRG shall notify Teknion within three (3) business days following receipt of Teknion's notice of insecurity of its choice of remedy between those set forth in Sections (B) and (C) of this Section 3. In the event BRG fails to elect such choice of remedy within such three (3) business day time frame, BRG shall be deemed for all purposes of this agreement to have elected the remedy set forth in Section (C) of this Section 3 and the Parties shall perform accordingly.

     (A) Teknion shall have the right, in its sole and absolute discretion, to draw upon the Letter of Credit to the extent of Teknion invoices outstanding to BRG at any time and from time to time during the term hereof.

     (B) Within five (5) business days following receipt of Teknion's notice of insecurity as set forth above, BRG shall provide Teknion with additional Letters of Credit in the dollar amount of purchase orders previously submitted by BRG to Teknion for Teknion products which have not yet been shipped to BRG or its customers. Said Letter of Credit shall be in form of Exhibit "A" annexed hereto and made a part hereof and shall have an initial term of 12 calendar months; or

     (C) BRG shall, within five (5) business days following receipt of Teknion's notice of insecurity set forth above, in writing in the form of Exhibit "B" annexed hereto and made a part hereof, empower Teknion and authorize and direct all or any of BRG's customers to reissue to the order of Teknion those open purchase orders previously submitted to BRG, and in turn submitted by BRG to Teknion for Teknion products, eliminating BRG from the purchase and sale transaction. BRG hereby further empowers and authorizes Teknion to communicate and deal directly with such BRG customers on all matters pertaining to BRG's purchase order for Teknion products governed hereby.


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               (1)  In the event BRG elects this remedy in lieu of item (B)
                    above, BRG hereby forever waives all of its right to the purchase orders of such BRG customers other than the right of payment set forth in Section (2) of this Section 3 (C) below, previously submitted to it by such customers and assigns to Teknion all of BRG's right, title and interest in and to such purchase orders to every nature whatsoever including, without limitation, any collateral security therefore.

                    Provided, further, that in the event BRG elects this remedy in lieu of item (B) above, BRG shall, in addition to the requirements set forth in this Section (1), remit to Teknion within five (5) business days following receipt of Teknion's notice of insecurity all deposits received by it on orders chosen by Teknion to be reissued in accordance with this
                    Section 3 (C). In the event that BRG shall fail to so remit the required deposits, Teknion shall have the right, in its sole discretion, to offset excess payments to BRG on one or more of the customer orders redirected to Teknion against such unpaid deposit obligations.

               (2) In the event that BRG shall choose this remedy and Teknion shall directly receive purchase orders from BRG customers for Teknion products, then, and in that event, upon receipt by Teknion of payment on account of such purchase orders, all such funds received from BRG's customers shall be utilized to first satisfy the amount due Teknion from BRG pursuant to the original purchase order placed by BRG with Teknion and Teknion shall thereafter remit any excess payments received from such BRG customer directly to BRG.

     (D) Provided, however, that in the event this Section 3 is invoked, Teknion shall have no obligation to ship Teknion product related to BRG purchase orders which have not been dealt with to Teknion's sole and absolute satisfaction as described in either Sections (B) or (C) above as of the scheduled date of shipment.

4. BRG covenants and agrees, that during the term of this Agreement it shall allow Teknion reasonable access during normal business hours to all information and documentation of BRG relating to BRG's customer's purchase orders governed hereby for Teknion products.

5. The failure of either Party to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time.

6. This Agreement shall be binding upon and inure to the benefit of the Parties, their respective successors and assigns.

7. This Agreement, including all documents incorporated by reference, embodies all of the terms and conditions between the Parties with respect to the subject matter hereof and may not be altered orally. Any prior agreements whether written or oral, are hereby merged into this document.


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8.   Neither Party shall assign the benefits and burdens of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

9. Notices - Any notices required or permitted to be given or made in this Agreement shall be in writing. Such notice shall be deemed to be duly given or made when it shall have been delivered by certified mail, return receipt requested, or by overnight courier to the Party to which it is required to be given or made at such Party's address specified below.

          Buyer:    Business Resource Group
                    2150 North 1st Street
                    Suite 101
                    San Jose, California 95131
                    Attention: John Peth, President

          Teknion:  Teknion, Inc.
                    901 Lincoln Drive West
                    Marlton, New Jersey 08053
                    Attention: Stephen M. Miner, President

10. Teknion shall have the right to terminate this Agreement, within its sole discretion, at any time. Such termination shall be effective as of the first day of BRG's fiscal quarter immediately following the date of Teknion's notice of termination, provided, however, notwithstanding such termination, this Agreement shall continue to apply to BRG purchase orders that have not shipped as of such termination, and Teknion invoices to BRG that remain unpaid, until all such purchase orders have been shipped, and all Teknion invoices to BRG have been paid in full at which point BRG shall have no further obligation to Teknion under this Agreement.

11. Teknion shall reimburse BRG for the fiscal cost to BRG of any Letter of Credit issued pursuant to the terms of this Agreement, provided, that in no event shall the amount of such reimbursement exceed one percent (1%) of the face amount of such Letter of Credit. Teknion will submit such reimbursement to BRG within ten (10) days of receipt by Teknion of an invoice from the issuer of the Letter of Credit.

12. This Agreement may be executed in any number of copies, and by the Parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. This Agreement shall be legally enforceable and binding upon a Party hereto no later than upon receipt by the other Party of an executed copy of this Agreement by facsimile.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

14. This Agreement may be amended only by a written instrument executed and delivered by each Party hereto.


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     15.  This Agreement, including all documents incorporated by reference, embodies all of the terms and conditions between the Parties with respect to the subject matter hereof. Any prior agreements whether written or oral, are hereby merged into this document.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated.


Date 1-26-98                       TEKNION, INC.
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                                   By /s/ STEPHEN M. MINER
                                      ---------------------------
                                      Stephen M. Miner, President


Date 1-23-98                       BUSINESS RESOURCE GROUP
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                                   By: /s/ JOHN PETH
                                      ---------------------------
                                      John Peth, President


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